AMENDMENT NO. 2


          Amendment No. 2 dated as of September 2, 1997 (this "Amendment") between MELLON LEASING CORPORATION, a Pennsylvania corporation and formerly Mellon Financial Services Corporation #3, as Lessor ("Lessor"), and ESSEX GROUP, INC., a Michigan corporation, as Lessee ("Lessee"), to the AGREEMENT AND LEASE dated as of April 12, 1995, as amended to date (the "Agreement"), between Lessor and Lessee;

                                 WITNESSETH THAT:

          WHEREAS, Lessee has requested that Lessor agree to amend the Agreement is hereinafter provided;

          WHEREAS, Lessor is willing so to amend the Agreement upon and subject to the terms and conditions hereinafter provided;

          WHEREAS, unless otherwise defined herein or unless the context otherwise requires, terms defined in the Agreement shall have the meanings therein set forth;

          NOW, THEREFORE, the parties hereto, in consideration of the premises and their mutual covenants hereinafter set forth and intending to be legally bound, hereby agree as follows:

          1.    Amendments.    Section  14.1(j)  of  the  Agreement is  hereby
    amended in its entirety to read in its entirety as set forth below:

          (j)  (i)  The  Bessemer  Group  in  the  aggregate  shall  cease  to beneficially own (within the meaning of Rule 13d-3 of the Securities
          and  Exchange   commission),  directly   or  indirectly,  securities
          representing at least 20%  on a fully diluted basis of the  ordinary voting power  for the  election of directors of  Holdings; (ii)  any
          Person or group (within the  meaning of Rule 13d-5 of the Securities and Exchange Commission), other than any Person or group  consisting solely  of one or more members of the  Bessemer Group, Investors and directors, officers  or employees (or  former directors, officers or employees) of Holdings or  any of its Subsidiaries,  shall, directly or  indirectly, have  the  power to  vote  or direct  the  voting of securities representing a  greater percentage of the ordinary voting power for the election of directors of Holdings than securities then beneficially owned by the Bessemer Group; (iii) any Person or group, other than any Person  or group consisting solely of members of  the
          Bessemer Group,  Investors and directors,  officers or employees (or former directors, officers  or employees) of Holdings or any  of its subsidiaries,  shall have  acquired, by  contract or  otherwise, the power  to exercise  directly or  indirectly a  controlling influence over  the management  or policies of  Holdings; (iv)  Holdings shall cease to own and control, of record and beneficially, directly, 100%
          of each class of  outstanding Capital Stock of Lessee free and clear
          of  all  Liens   (except  Liens  created  by   the  Holdings  Pledge
          Agreement);  (v) Lessee  shall  issue  any  Capital  Stock  (or  any security  convertible into  any of  its Capital  Stock) that  is not pledged to Administrative  Agent for the benefit of the  lenders, or
          (vi) at any time that any Senior Notes are outstanding, a "change of
          Control" (as defined in the Senior Note Indenture) shall occur  (for purposes  of  this  Section  14.1(j),  the  terms "Bessemer  Group",
          "Liens", "Capital Stock",  "Investors", "Holdings Pledge Agreement",
          "Senior Notes", "Senior  Note Indenture", "Administrative Agent" and


          "Lenders" shall have the respective meanings assigned to such terms in the Credit Agreement);

          2. Representations and Warranties. Lessee hereby represents and warrants to Lessor that the representations and warranties of Lessee set forth in Section 5.2 of the Agreement and true and correct on and as of the date hereof except that for purposes of this Section 2, each reference in Section 5.2 to "this Agreement" shall mean the Agreement as amended by this Amendment, each such reference to "December 31, 1993" shall mean "December 31, 1995", each such reference to "December 31, 1994" shall mean "December 31, 1996" and each such reference to "Closing Date" shall mean "Amendment Closing Date" as hereinafter defined.

          3. Conditions Precedent. This Amendment shall be effective as of September 2, 1997 upon satisfaction of the following conditions (the date upon which such condition is satisfied being herein called the "Amendment Closing Date"):

                a. Delivery by Lessee to Lessor of a certificate of a Responsible Officer to the effect that (i) the representations and warranties of Lessee set forth in Section 2 hereof are true and correct on and as of the Amendment Closing Date as though made on such Date and (ii) on such Date no Event of Default or Unmatured Default has occurred and is continuing.

          4.    Miscellaneous.   The  parties hereto  hereby confirm  that the
    Agreement, as amended hereby, does and shall remain in full force and effect.

          WITNESS the date execution hereof as of the day and year first above written.

                                  MELLON LEASING CORPORATION,
                                    Lessor



                                  By    /s/ Michael R. Langrecker
                                  Title:  Vice President

                                  ESSEX GROUP, INC., Lessee



                                  By    /s/ David A. Owen
                                  Title:  Executive Vice President, CFO













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